Exhibit 99.1

TERMINATION AGREEMENT

This Termination Agreement (the "Agreement") is made as of October 22, 2010 (the “Effective Date”), by and between Heilongjiang Shuaiyi New Energy Development Co., Ltd., a limited liability company duly and existing under the laws of People’s Republic of China (the “PRC”) (the "Borrower"), and _____________, an individual citizen of the PRC (the "Lender").

RECITALS

A Loan Agreement and Promissory Note (the "Loan Agreement") was made and entered into by and between the Borrower and the Lender on December 8, 2008.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the Borrower and the Lender agreed as follows:

AGREEMENT

A.	The Borrower and the Lender have agreed to terminate the Loan Agreement starting from the execution date hereof.

B.

The Borrower and the Lender shall not have any further rights or obligations under the Loan Agreement except for rights and obligations with respect to the provisions of Governing Law of the Loan Agreement after the execution date hereof.

C.	This Agreement shall come into force from the execution date hereof.

D.	This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and interpreted in accordance with the laws of the PRC.

E.

If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefore will be in the PRC, which will be deemed to be a convenient forum. Each of the Parties hereby expressly and irrevocably consents and submits to the jurisdiction of the PRC.

F.	This Agreement is written in English and the English language will govern any interpretation of this Agreement.

G.	This Agreement may be executed in two counterparts, each of which constitutes an original and all of which, when taken together, will constitute one agreement.

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IN WITNESS WHEREOF, the Parties have caused this agreement to be executed and delivered as of the date first set forth above.

Borrower:
Heilongjiang Shuaiyi New Energy Development Co., Ltd.

By: ____________________________
Mrs. Lianyun Han
Its: Legal Representative

Lender:

By: ____________________________
[Name of Lender]